UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2015 (May 6, 2015)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On May 6, 2015, the registrant issued a press release announcing its financial results for its third fiscal quarter ended March 31, 2015. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

On May 6, 2015, the registrant issued a press release, included herewith as Exhibit 99.2, announcing the declaration of monthly cash distributions to shareholders in the following amounts and with the following record and payment dates:
8.333 per share for May 2015 (record date of May 29, 2015 and payment date of June 18, 2015);
8.333 per share for June 2015 (record date of June 30, 2015 and payment date of July 23,     2015);
8.333 per share for July 2015 (record date of July 31, 2015 and payment date of August 20, 2015); and
8.333 per share for August 2015 (record date of August 31, 2015) and payment date of September 17,     2015).
The registrant previously announced that it intends to unlock value by “spinning off” certain “pure play” business strategies to its shareholders. The registrant desires through these transactions to (i) transform some of the business strategies it has successfully grown and developed inside the registrant into pure play public companies with the potential for increased earnings multiple trading valuations, (ii) allow for continued revenue and earnings growth through more flexible non-business development company (“BDC”) formats (which are expected to benefit from not having one or more of the (a) 30% basket, (b) leverage, and (c) control basket constraints with which regulated investment company BDCs must comply), and (iii) free up its 30% basket and leverage capacity for new originations at the registrant.
The business strategies the registrant intends to enable its shareholders to participate in on a “pure play” basis have grown faster than its overall growth rate in the past few years, with outlets in less constraining structures required to continue this strong growth. The registrant anticipates these non-BDC companies will have tax efficient structures.
The registrant initially intends on focusing these efforts on three separate companies consisting of portions of its (i) collateralized loan obligation (“CLO”) structured credit business, (ii) online lending business, and (iii) real estate business.
The registrant will likely seek to divest these businesses in conjunction with capital raises for each such business, with the goal of leverage and earnings neutrality for the registrant. The sizes of these dispositions, some of which are expected to be partial rather than complete spin-offs, remain to be determined. In March 2015, the registrant filed the initial registration statement for Prospect Yield Corporation, the CLO structured credit business, and it filed the first amendment in April 2015. In May 2015 the registrant filed registration statements with confidential treatment in non-registered investment company formats for significant portions of its online lending business and its real estate business. The registrant seeks but cannot guarantee consummation of these dispositions, which are subject to regulatory approvals, in the next several months of calendar year 2015.
The registrant expects to continue as a BDC in the future to pursue its multi-line origination strategy (including continuing to invest in the businesses discussed above) as a value-added differentiating factor compared with other BDCs.

The information disclosed under this Item 7.01, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release, dated May 6, 2015

99.2	Press Release, dated May 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date:  May 8, 2015

Index to Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 6, 2015
99.2	Press Release, dated May 6, 2015

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